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                                                                 EXECUTION COPY


                         SECOND AMENDMENT TO CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of April 30, 1997 is among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation, as the Borrower, THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada, as a Guarantor, THE LENDERS NAMED HEREIN, as the initial Lenders, GOLDMAN, SACHS & CO., as the Documentation Agent, and BANK OF MONTREAL, as the L/C Issuer and the Swing Line Lender and as the Agent for the Lenders.

    The parties hereto are parties to a Credit Agreement dated as of May 15, 1996, ( as heretofore amended, the "CREDIT AGREEMENT"), and now wish to further amend the Credit Agreement as set forth below.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.


                                   ARTICLE II
                         AMENDMENTS TO CREDIT AGREEMENT

    Section 2.1  CERTAIN DEFINITIONS. The definition of "Finance Subsidiary" in
Section 1.1 of the Credit Agreement is amended to read in full as follows:

         "FINANCE SUBSIDIARY" means any captive finance Subsidiary of TLGI that engages in no material activity other than (i) buying accounts receivable or other financial assets of any Affiliate of TLGI, (ii) making loans or otherwise extending credit to any such Affiliates, (iii) succeeding to any or all of the business of LFW or Eagle or otherwise engaging in finance activities similar to the finance activities engaged in by LFW or Eagle from time to time, or (iv) making Investments in other Finance Subsidiaries."

    Section 2.2 AMENDMENT TO SECTION 7.4. Section 7.4 of the Credit Agreement is amended to add the following sentence at the end thereof:

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    "Nothing in this SECTION 7.4 shall prohibit any merger, amalgamation, or consolidation which is permitted by SECTION 7.12."

    Section 2.3 AMENDMENT TO SECTION 7.16. The language of Section 7.16 of the Credit Agreement, commencing with the PROVISO thereto, is amended to read in full as follows:

    "PROVIDED, HOWEVER, that notwithstanding any provision to the contrary herein, none of TLGI, the Borrower or any Subsidiary of either shall make any Investment in any Person effectively located outside of the United States or Canada if after giving effect to such Investment, the aggregate amount of Investments of TLGI, the Borrower or any Subsidiary of either in any Persons effectively located outside of the United States or Canada, excluding Investments in Finance Subsidiaries which are Wholly-Owned Subsidiaries, would exceed an amount equal to 5% of Consolidated Net Worth. For the purpose of any computation required to be made pursuant to this Agreement, Investments shall be valued at lower of the cost or Fair Value thereof as of the date of computation."

    Section 2.4 AMENDMENT TO SECTION 7.22. Section 7.22 of the Credit Agreement is amended to read in full as follows:

         "7.22.  INTEREST CHARGES COVERAGE.  TLGI will at all times maintain
    (a) a ratio of EBITDA for the most recently ended period of four consecutive fiscal quarters of TLGI to Consolidated Interest Charges for such period of four consecutive fiscal quarters of not less than 2.750 to
    1.00 and (b) a ratio of EBITDA for the most recently ended fiscal quarter to Consolidated Interest Charges for such fiscal quarter of not less than
    1.50 to 1.00. For purposes of this Section 7.22, any costs and expenses incurred by TLGI in contesting the 1996 tender offer for TLGI by Service Corporation International, Inc., which are reflected in the audited financial statements of TLGI as at December 31, 1996 which have been delivered to the Agent and the Lenders, up to an aggregate amount not to exceed $18,678,000 for all such costs and expenses, shall be excluded from the calculation of Consolidated Net Income in determining EBITDA for the respective periods in which such costs were incurred."

    Section 2.5 AMENDMENT TO SECTION 7.28. Section 7.28(e) of the Credit Agreement is amended to read in full as follows:

    "(e) such Subsidiary has no material assets other than (i) Indebtedness owed to it by TLGI or the Borrower or an Affiliate of TLGI, (ii) Investments in other Finance Subsidiaries which are Wholly-Owned Subsidiaries and (iii) the accounts receivable and other financial assets described in the foregoing CLAUSE (D), and"

    Section 2.6  AMENDMENT TO SECTION 7.29.  The second sentence of
Section 7.29 of the Credit Agreement is amended to read in full as follows:

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    "Except as set out in clauses (d) and (e) or as otherwise consented to by the Agent in its sole discretion, TLGI and the Borrower will, and will cause each Subsidiary (other than a Canadian Subsidiary), the shares or other equity interests of which are Pledged Shares under the Collateral Trust Agreement, to take any and all actions necessary to ensure that there are no restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement, except with respect to any and all restrictions under applicable law."



                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    Section 3.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby certifies that the following statements, after giving effect to the amendments and waivers contemplated herein, are true and correct as of the date hereof: (a) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects; and (b) no Unmatured Default or Default has occurred and is continuing,


                                   ARTICLE IV
                                 EFFECTIVENESS

    Section 4.1 EFFECTIVENESS. The amendments set forth in ARTICLE II above shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") that the Agent notifies the Borrower, TLGI and the Lenders that the Agent has received, in form and substance satisfactory to the Agent, counterparts of this Amendment executed by the Borrower, TLGI, the Required Lenders and the Agent.



                                   ARTICLE V
                               GENERAL PROVISIONS

    Section 5.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement or any other Loan Document to the "Credit Agreement" shall refer to the Credit Agreement as amended hereby. This Amendment shall for all purposes be deemed to be a Loan Document under the Credit Agreement.

    Section 5.2 COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of

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the parties hereto may execute this Agreement by signing any such counterpart. This Amendment shall become effective on the Amendment Effective Date.

    Section 5.3 EXPENSES. Without limiting its obligations under Section 10.7 of the Credit Agreement, the Borrower agrees to pay the reasonable costs and expenses of the Agent (including, without limitation, reasonable fees and disbursements of counsel to the Agent) in connection with the preparation, execution and delivery of this Amendment.

    Section 5.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the parties to the Credit Agreement and their respective successors and assigns.

    Section 5.5 HEADINGS. Section headings in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

    Section 5.6 SEVERABILITY OF PROVISIONS. Any provision in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

    Section 5.7  CHOICE OF LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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    IN WITNESS WHEREOF, the Borrower, TLGI, the Lenders, the L/C Issuer and the
Agent have executed this Agreement as of the date first above written.


                                      LOEWEN GROUP INTERNATIONAL, INC.


                                      By:________________________________
                                      Print Name:  Dwight K. Hawes
                                      Title:  Vice President, Finance



                                      THE LOEWEN GROUP INC.


                                      By:________________________________
                                      Print Name:  Dwight K. Hawes
                                      Title:  Vice President, Finance



                                      BANK OF MONTREAL, as Agent, L/C Issuer,
                                      Lender and Swing Line Lender


                                      By:________________________________
                                      Print Name:    Mary V. Roney
                                      Title:   Director


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                                      LENDERS

                                      ALLIED IRISH BANKS, p.l.c.
                                      CAYMAN ISLANDS BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      BANK BRUSSELS LAMBERT,
                                      NEW YORK BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      BANK OF IRELAND - GRAND CAYMAN
                                      BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                     S-2

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                                      THE BANK OF NEW YORK


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE BANK OF TOKYO - MITSUBISHI, LTD.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      BANK POLSKA KASA OPIEKI, S.A.,
                                      NEW YORK BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      BANQUE FRANCAISE DU COMMERCE
                                      EXTERIEUR


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      BAYERISCHE VEREINSBANK AG


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


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                                      CAISSE NATIONALE DE CREDIT AGRICOLE


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE CHUO TRUST & BANKING CO., LTD,
                                      NEW YORK AGENCY


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      CITIBANK N.A.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      CIBC INC.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________

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                                      COMERICA BANK


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      COOPERATIEVE CENTRALE
                                      RAIFFEISEN-BOERENLEENBANK
                                      B.A. "RABOBANK NEDERLAND",
                                      NEW YORK BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      CORESTATES BANK, N.A.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE DAI-ICHI KANGYO BANK, LTD.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      DEUTSCHE BANK AG, NEW YORK BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________

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                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE FUJI BANK, LIMITED


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      GIROCREDIT BANK A.G. DER SPARKASSEN


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      HIBERNIA NATIONAL BANK


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      KREDIETBANK N.V.
                                      GRAND CAYMAN BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      MELLON BANK, N.A.

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                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      MERRILL LYNCH SENIOR FLOATING
                                      RATE FUND, INC.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE MITSUBISHI TRUST AND BANKING
                                      CORPORATION, CHICAGO BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      PT BANK NEGARA INDONESIA (PERSERO)


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      ROYAL BANK OF CANADA


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE SAKURA BANK, LIMITED

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                                      NEW YORK BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      THE SANWA BANK, LIMITED,
                                      ATLANTA AGENCY


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE SUMITOMO BANK, LIMITED


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________


                                      UNION BANK OF SWITZERLAND,
                                      NEW YORK BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      U.S. BANK OF WASHINGTON, N.A.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________

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                                      VAN KAMPEN AMERICAN CAPITAL PRIME
                                      RATE INCOME TRUST

                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      WACHOVIA BANK OF GEORGIA, N.A.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      WELLS FARGO BANK, N.A.


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________



                                      THE YASUDA TRUST AND BANKING
                                      COMPANY LIMITED
                                      NEW YORK BRANCH


                                      By:________________________________
                                      Print Name:________________________
                                      Title:_____________________________